EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-3) of Inuvo, Inc. and to the incorporation by reference therein of our report dated March28, 2011, with respect to the consolidated financial statements of Inuvo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Date: March 30, 2011	By:	/s/ _Mayer Hoffman McCann P.C.
Mayer Hoffman McCann P.C.
Clearwater, Florida